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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated March 23, 2001 relating to the financial statements of Telcom Assistance Center Corporation in the Company's previously filed Registration Statement File No. 33-93942, No. 333-20185 and No. 333-56292.


                                                   /s/ Goldenberg Rosenthal, LLP


Jenkintown, Pa.,
February 14, 2002